UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2017

GENCO SHIPPING & TRADING LIMITED
 (Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	001-33393	98-043-9758
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue 12th Floor New York, NY	10171
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

On January 4, 2017, the Company’s shareholders approved, at a Special Meeting of Shareholders (the “Special Meeting”), the issuance of up to 27,061,856 shares of common stock of the Company (subject to adjustment) upon the conversion of shares of Series A Convertible Preferred Stock of the Company, par value $0.01 per share (“Series A Preferred Stock”), which were purchased by certain investors in a private placement (the “Conversion Proposal”).  As a result of shareholder approval of the Conversion Proposal, all outstanding 27,061,856 shares of Series A Preferred Stock were automatically and mandatorily converted into 27,061,856 shares of common stock of the Company on January 4, 2017.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 4, 2017, the Company’s shareholders also approved at the Special Meeting a proposal to amend the Company’s Second Amended and Restated Articles of Incorporation to increase the size of the board of directors of the Company from eight to nine directors (the “Board Increase Amendment”).  Following the Special Meeting on such date, the Company filed Articles of Amendment to its Second Amended and Restated Articles of Incorporation (“Articles of Amendment”) with the Registrar of Corporations of the Republic of the Marshall Islands to implement to the Board Increase Amendment.

The foregoing description of the Board Increase Amendment does not purport to be complete and is qualified in its entirety by reference to the Articles of Amendment, which are filed as Exhibit 3.1 hereto and are incorporated into this report by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Special Meeting, shareholders of record as of November 28, 2016, the Record Date for the Special Meeting, were entitled to vote 7,354,449 shares of the Company’s common stock  (the “Common Stock”), each having one vote per share.  A total of 6,009,517 shares of Common Stock (81.71% of all such shares entitled to vote at the Special Meeting) were represented at the Special Meeting in person or by proxy.

At the Special Meeting, the shareholders of the Company (i) approved, in accordance with Section 312.03 of the NYSE Listed Company Manual, the Conversion Proposal, (ii) approved the Board Increase Amendment, and (iii) approved adjournments or postponements of the Special Meeting, if necessary, to permit further solicitation of proxies if there were not sufficient votes at the time of the Special Meeting to approve the foregoing proposals.  Set forth below are the final voting results for each of the proposals submitted to a vote of the shareholders.

Conversion Proposal

The shareholders of the Company approved and adopted the Conversion Proposal.  The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,913,523	42,051	53,943	0

Board Increase Amendment

The shareholders of the Company approved the Board Increase Amendment.  The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,917,244	38,385	53,888	0

Adjournment Proposal

The shareholders of the Company approved a proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies in connection with the approval of the foregoing proposals.  The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,941,903	37,138	30,476	0

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Articles of Amendment to Genco Shipping & Trading Limited Second Amended and Restated Articles of Incorporation, adopted January 4, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENCO SHIPPING & TRADING LIMITED

DATE: January 4, 2017

By	/s/ Apostolos Zafolias
Apostolos Zafolias
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Amendment to Genco Shipping & Trading Limited Second Amended and Restated Articles of Incorporation, adopted January 4, 2017.